UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2010

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2010, the shareholders of Superior Industries International, Inc. (the “Company”) approved the amendment of Article I, Section 1.02, of the Company’s Restated Bylaws.  The amendment reduced the Board of Directors to a minimum of seven and a maximum of nine directors and set the current size of the Board of Directors at eight directors, effective May 21, 2010.

A copy of the Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 21, 2010, we held our 2010 Annual Meeting of Shareholders.  At the Annual Meeting, the Company’s shareholders (i) re-elected Sheldon I. Ausman, V. Bond Evans and Michael J. Joyce as Class II directors for a three-year term to expire at the 2013 Annual Meeting of Shareholders, (ii) approved an amendment to the Company’s Restated Bylaws to reduce the size of the Company’s Board of Directors, and (iii) rejected a shareholder proposal to change the voting standard for the Company’s director elections.

The final voting results on these matters were as follows:

Proposal 1 – Election of three Class II directors for a three-year term to expire at the 2013 Annual Meeting of Shareholders:

Name	Votes For	Votes Withheld	Broker Non-Votes
Sheldon I. Ausman	15,033,022	7,255,908	1,812,588
V. Bond Evans	21,051,319	1,237,611	1,812,588
Michael J. Joyce	21,138,924	1,150,006	1,812,588

Proposal 2 – Bylaw Amendment to reduce the size of the Board of Directors:

Votes For	Votes Against	Abstain
22,829,175	1,259,404	12,939

Proposal 3 – Shareholder proposal on Director Election Majority Vote Standard:

Votes For	Votes Against	Abstain
9,767,041	12,221,541	300,348

Item 8.01                      Other Events.

On May 20, 2010, the Board of Directors of the Company elected Ms. Margaret S. Dano to the position of Lead Director for a one-year term commencing May 21, 2010.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated Bylaws of the Company, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)

Date: May 25, 2010	/s/ Robert A. Earnest
Robert A. Earnest
Vice President, General Counsel and Corporate Secretary